Exhibit 99.1

Mannatech Reports Financial Results for Second Quarter 2026

(Flower Mound, Texas) August 12, 2026 - Mannatech, Incorporated (NASDAQ: MTEX), ("Mannatech" or "Company"), global health and wellness company committed to transforming lives to make a better world, today announced financial results for its second quarter of 2026.

Second Quarter Results

•

Net sales for the three months ended June 30, 2026 were $26.7 million, an increase of $1.0 million, as compared to the same period in 2025. On a Constant dollar basis (see Non-GAAP Measures, below) our net sales increased $1.3 million, or 5.1%, and foreign exchange caused a $0.3 million decrease in GAAP net sales as compared to the same period in 2025.

•	Gross profit as a percentage of net sales increased to 76.9% for the three months ended June 30, 2026, as compared to 73.6% for the same period in 2025.

•

For the three months ended June 30, 2026, selling and administrative expenses decreased by $1.8 million, or 16.7%, to $9.0 million, as compared to the same period in 2025. Selling and administrative expenses, as a percentage of net sales, for the three months ended June 30, 2026 decreased to 33.7% from 42.0% for the same period in 2025.

•	Income from operations was $1.0 million for the three months ended June 30, 2026 as compared to a loss from operations of $1.4 million in the same period in 2025.

•	Income tax expense was $0.2 million for the three months ended June 30, 2026 as compared to less than $0.1 million for the same period in 2025.

•

Net income was $1.0 million for the three months ended June 30, 2026, or $0.53 per diluted share, as compared to a net loss of $4.3 million, or $2.27 per diluted share for the three months ended June 30, 2025.

•	As of June 30, 2026, the Company's cash and cash equivalents decreased 2.4%, or $0.2 million, to $6.0 million from $6.2 million as of December 31, 2025.

•

The approximate number of new and continuing independent associate and preferred customer positions held by individuals in Mannatech’s network and associated with purchases of its products as of June 30, 2026 was approximately 116,000, as compared to 125,000 in the same period in 2025. Recruiting new associates and preferred customers increased 33.3% in the second quarter of 2026 as compared to the second quarter of 2025.

Management's Statement

Changes in current trade policies, including with respect to tariffs, could affect our cost structure and profitability. While we take steps to mitigate or avoid these increased costs and disruptions, our ability to do so may be limited by operational and supply chain constraints and uncertainties, especially in the short term.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of Constant dollar measures. The company discloses operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Loss from Operations.

The Company believes that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. The constant currency figures are financial measures used by management to provide investors with an additional perspective on trends. Although management believes the non-GAAP financial measures enhance investors’ understanding of their business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures. Please see the accompanying table entitled "Non-GAAP Financial Measures" for a reconciliation of these non-GAAP financial measures.

Safe Harbor statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” "hope," “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,” “potential,” and “continues” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

^ Mannatech operates in China under a cross-border e-commerce platform that is separate from its network marketing model.

Individuals interested in Mannatech's products or in exploring its business opportunity can learn more at Mannatech.com.

Contact Information:

Erin K. Barta

General Counsel and Corporate Secretary

214-724-3378

ir@mannatech.com

www.mannatech.com

MANNATECH, INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS - (UNAUDITED)

(in thousands, except share and per share information)

	June 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$6,034	$6,185
Restricted cash	218	550
Accounts receivable, net of allowance of $308 and $756	137	1
Income tax receivable	386	736
Inventories, net	9,593	10,123
Prepaid expenses and other current assets	2,009	1,701
Deferred commissions	1,035	1,280
Total current assets	19,412	20,576
Property and equipment, net	2,749	3,140
Operating lease right-of-use assets	2,515	3,292
Other assets	2,570	2,751
Deferred tax assets, net	—	—
Long-term restricted cash	223	234
Total assets	$27,469	$29,993
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Commissions and incentives payable	$5,832	$7,118
Accrued expenses	2,939	3,128
Deferred revenue	1,761	3,086
Accounts payable	3,671	2,410
Current portion of operating lease liabilities	1,584	1,671
Taxes payable	511	1,029
Current notes payable	266	—
Current portion of finance lease liabilities	301	293
Total current liabilities	16,865	18,735
Long-term notes payable	2,750	2,750
Operating lease liabilities, excluding current portion	1,474	2,253
Other long-term liabilities	1,364	1,340
Finance lease liabilities, excluding current portion	236	388
Deferred tax liabilities, net	9,750	9,750
Total liabilities	32,439	35,216

Commitments and contingencies (Note 8)

Shareholders’ deficit:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,742,857 shares issued and 1,929,670 shares outstanding as of June 30, 2026 and 2,742,857 shares issued and 1,900,930 shares outstanding as of December 31, 2025	—	—
Additional paid-in capital	32,692	33,032
Accumulated deficit	(12,059)	(14,024)
Accumulated other comprehensive loss	(6,709)	(4,669)
Treasury stock, at average cost, 813,187 shares as of June 30, 2026 and 841,927 shares as of December 31, 2025	(18,894)	(19,562)
Total shareholders’ deficit	(4,970)	(5,223)
Total liabilities and shareholders’ deficit	$27,469	$29,993

MANNATECH, INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - (UNAUDITED)

(in thousands, except per share information)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net sales	$26,650	$25,679	$51,567	$52,242
Cost of sales	6,164	6,778	12,220	13,605
Gross profit	20,486	18,901	39,347	38,637
Operating expenses:
Commissions and incentives	10,512	9,567	20,270	20,120
Selling and administrative expenses	8,976	10,777	18,258	20,793
Total operating expenses	19,488	20,344	38,528	40,913
Income (loss) from operations	998	(1,443)	818	(2,276)
Interest expense, net	(117)	(102)	(221)	(175)
Other income (expense), net	284	(2,744)	1,679	(3,162)
Income (loss) before income taxes	1,165	(4,289)	2,276	(5,613)
Income tax expense	(150)	(23)	(311)	(229)
Net income (loss)	$1,015	$(4,312)	$1,965	$(5,842)
Income (loss) per common share:
Basic	$0.53	$(2.27)	$1.02	$(3.07)
Diluted	$0.53	$(2.27)	$1.02	$(3.07)
Weighted-average common shares outstanding:
Basic	1,930	1,901	1,930	1,901
Diluted	1,930	1,901	1,930	1,901

Net sales by region for the three and six months ended June 30, 2026 and 2025 were as follows (in millions, except percentages):

	Three Months Ended				Six Months Ended
	June 30,				June 30,
Region	2026		2025		2026		2025
Americas	$8.4	31.5%	$8.3	32.3%	$15.1	29.3%	$17.2	33.0%
Asia/Pacific	15.9	59.6%	15.3	59.5%	31.7	61.4%	30.7	58.8%
EMEA	2.4	9.0%	2.1	8.2%	4.8	9.3%	4.3	8.2%
Total net sales	$26.7	100.0%	$25.7	100.0%	$51.6	100.0%	$52.2	100.0%

Non-GAAP Financial Measures (Sales, Gross Profit and Loss from Operations in Constant Dollars)

To supplement its financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mannatech discloses operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income (Loss) from Operations. It refers to these adjusted financial measures as Constant dollar items, which are non-GAAP financial measures. The company believes these measures provide investors with an additional perspective on trends. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, it calculates current year results and prior year results at a constant exchange rate, which is the prior year’s rate. Currency impact is determined as the difference between the actual GAAP results and the recalculated results for the current year at the Constant dollar rates.

The tables below reconcile second quarter and year-to-date 2026 Constant dollar net sales, gross profit and income (loss) from operations to GAAP net sales, gross profit and income (loss) from operations. (in millions, except percentages):

Three-month period ended	June 30, 2026			June 30, 2025	Constant $ Change
	GAAP		Non-GAAP	GAAP
	Measure:	Translation	Measure:	Measure:
	Total $	Adjustment	Constant $	Total $	Dollar	Percent
Net sales	$26.7	$0.3	$27.0	$25.7	$1.3	5.1%
Gross profit	$20.5	$0.3	$20.8	$18.9	$1.9	10.1%
Income (loss) from operations	$1.0	$0.0	$1.0	$(1.4)	$2.4	(171.4)%

Six-month period ended	June 30, 2026			June 30, 2025	Constant $ Change
	GAAP		Non-GAAP	GAAP
	Measure:	Translation	Measure:	Measure:
	Total $	Adjustment	Constant $	Total $	Dollar	Percent
Net sales	$51.6	$(0.2)	$51.4	$52.2	$(0.8)	(1.5)%
Gross profit	$39.3	$(0.1)	$39.2	$38.6	$0.6	1.6%
Income (loss) from operations	$0.8	$(0.1)	$0.7	$(2.3)	$3.0	(130.4)%